UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     March 13, 2013

PROBE MANUFACTUIRNG, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-125678	20-2675800
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17475 Gillette Blvd., Irvine, CA		92614
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (949) 273-4990

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 13, 2013, we entered into an Agreement and Plan of Acquisition (the “Acquisition Agreement”) with Trident Manufacturing, Inc., a Utah corporation, based in Salt Lake City, Utah (“Trident”), and the shareholders of Trident, whereby we acquired 100% of the issued and outstanding common stock shares of Trident in exchange for 1,600,000 shares of our restricted shares of common stock (the “Acquisition”).  Upon completion of the Acquisition, Trident will become a wholly-owned subsidiary of Probe Manufacturing, Inc.

The Acquisition Agreement contains representations and warranties customary for transactions of this type. Trident has agreed to various customary covenants and agreements, including, among others, agreements to conduct its business in the ordinary course during the period between the execution of the Acquisition Agreement and the closing date which is scheduled to be completed by no later than March 20, 2013, not to engage in certain kinds of transactions during this period, and to convene and hold a meeting of Trident’s shareholder for the purpose of obtaining the shareholder approval.

Completion of the Acquisition is subject to certain conditions, including, among others: (i) Trident’s shareholder holder approval; (ii) the approval by both companies board of directors; (iii) the entry into employment agreements with two of Trident’s executives; (iv) the approval from all necessary state and federal regulatory bodies; and (v) entry into a stock exchange/purchase agreement between us and the Trident shareholders. Failure to comply with the closing conditions could result in the termination of the Acquisition Agreement. Completion of the Acquisition is anticipated to occur by March 20, 2013, although in light of the necessary approvals, the occurrence of the closing conditions and entry into the related agreements there can be no assurance the Acquisition will occur within the expected timeframe or at all.

Forward-looking Statements

Statements in this Current Report on Form 8-K and the exhibits furnished or filed herewith that relate to future results and events are forward-looking statements based on our current expectations. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Risks, uncertainties and assumptions include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the acquisition agreement; (2) the inability to complete the proposed acquisition due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the proposed acquisition, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) risks related to disruption of our or Trident’s management’s attention from their respective  ongoing business operations due to the transaction; and (5) the effect of the announcement of the proposed merger on the Trident’s relationships with its customers, suppliers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent our views as of the date on which such statements were made. We anticipate that subsequent events and developments will cause its views to change. However, although we may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended December 31, 2011, which was filed with the SEC on April 9, 2012, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10–Q and 8–K filed with the SEC by the Company.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

10.1 Agreement and Plan of Acquisition between Probe Manufacturing, Inc., Trident Manufacturing, Inc. and the Shareholders of Trident Manufacturing, Inc., dated March 13, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Probe Manufacturing, Inc.
(Registrant)

Date	March 14, 2013

/s/ Kambiz Mahdi
(Signature)
Print Name: Kambiz Mahdi
Title: Chief Executive Officer

Exhibit Index

 Exhibit No.

Description

___________

__________________________________________________________

10.1

Agreement and Plan of Acquisition between Probe Manufacturing, Inc., Trident Manufacturing, Inc. and the Shareholders of Trident Manufacturing, Inc., dated March 13, 2013.